UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 1, 2019
(Date of earliest event reported)

Lithia Motors, Inc.
(Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	001-14733 (Commission File Number)	93-0572810 (IRS Employer Identification Number)

150 N. Bartlett St, Medford, OR (Address of principal executive offices)		97501 (Zip Code)
541-776-6401 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check box whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2019, Lithia Motors, Inc. issued a press release announcing the promotion of Tina Miller, 38, to Chief Accounting Officer effective March 1, 2019.

Ms. Miller has served as Corporate Controller since 2015 and held various accounting and audit leadership roles over the past 14 years. Prior to joining Lithia, she worked for Ernst & Young in their assurance practice.

As Chief Accounting Officer, Ms. Miller will oversee accounting, financial reporting, tax and risk management. In addition to her Chief Accounting Officer role, she will also serve as interim Principal Financial Officer. At the time of this filing, the Company has not materially changed any compensatory agreements with Ms. Miller.

A copy of the press release is attached as Exhibit 99.1.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 1, 2019		LITHIA MOTORS, INC.
		By:	/s/ Christopher S. Holzshu
Christopher S. Holzshu
Executive Vice President

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Lithia Motors, Inc. dated March 1, 2019